EXHIBIT 99.1

Community Bank Shares of Indiana, Inc.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By Your Community Bank, a wholly owned subsidiary of Community Bank Shares of Indiana, Inc.
April 19, 2013

INDEX OF FINANCIAL STATEMENTS

Page No.

Report of Independent Registered Public Accounting Firm	11
Statement of Assets Acquired and Liabilities Assumed at April 19, 2013	12
Notes to the Statement of Assets Acquired and Liabilities Assumed	13-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Community Bank Shares of Indiana, Inc.

New Albany, Indiana

We have audited the accompanying statement of assets acquired and liabilities assumed by Your Community Bank (a wholly-owned subsidiary of Community Bank Shares of Indiana, Inc. (“the Company”)) pursuant to the Purchase and Assumption Agreement between the Company and the Federal Deposit Insurance Corporation (“FDIC”) dated April 19, 2013 as amended (“the Agreement”). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by Your Community Bank (a wholly-owned subsidiary of Community Bank Shares of Indiana, Inc.) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

Louisville, Kentucky

July 3, 2013

Community Bank Shares of Indiana, Inc.

Statement of Assets Acquired and Liabilities Assumed

by Your Community Bank, a wholly owned subsidiary of Community Bank Shares of Indiana, Inc.

April 19, 2013
(In thousands)
ASSETS ACQUIRED
Cash and due from financial institutions	$4,800
Interest-bearing deposits in other financial institutions	4,089
Investment securities	1,032
Loans	63,595
Federal Home Loan Bank stock	4,024
Accrued interest receivable	192
FDIC settlement receivable	14,913
Core deposit intangible	668
Foreclosed assets	174
Other assets	133
Total assets acquired	$93,620

LIABILITIES ASSUMED AND STOCKHOLDERS’ EQUITY
Deposits	$87,025
Federal Home Loan Bank advances	4,444
Deferred income taxes	639
Accrued interest payable	31
Other liabilities	241
Total liabilities assumed	92,380

Shareholders’ Equity
Bargain purchase gain, net of taxes	1,240
Total Liabilities Assumed and Stockholders’ Equity	$93,620

NOTES TO THE STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By Your Community Bank, a wholly owned subsidiary of Community Bank Shares of Indiana, Inc.

April 19, 2013

Note 1 – FDIC-Assisted Acquisition of Certain Assets and Liabilities of First Federal

On April 19, 2013, Your Community Bank (the “Bank”), a wholly-owned subsidiary of Community Bank Shares of Indiana, Inc. (the “Company”), entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”) to acquire certain assets and assume all of the deposits and certain liabilities of First Federal Bank headquartered in Lexington, Kentucky.

The Bank acquired approximately $93.6 million in assets, including approximately $63.6 million of loans, $4.1 million of interest-bearing deposits in other financial institutions and $4.8 million of cash and cash equivalents. The loans acquired by the Bank consist primarily of one-to-four family first mortgage, home equity, and commercial real estate. The Bank also assumed approximately $92.4 million of liabilities, including approximately $87.0 million in customer deposits. In addition, the Bank recorded a receivable from the FDIC for $14.9 million, which represents the net difference between the assets acquired and liabilities assumed adjusted for the discount the Bank received for the transaction. The FDIC paid most of the receivable, or $14.9 million on April 22, 2013. In addition, the tax treatment of FDIC assisted transactions is complex and subject to interpretations that may result in future adjustments of accrued taxes payable as of the acquisition date. At the acquisition date, a liability for deferred income taxes of $639,000 was recorded.

First Federal Bank’s 5 branches located in Georgetown and Lexington, Kentucky reopened as operations of the Bank. The physical branch locations and leases were not immediately acquired by the Bank in the acquisition. The Bank had the option to acquire, at fair value, any bank premises that were owned by, and to assume any leases relating to bank premises held by First Federal Bank. The Bank elected to retain and purchase two branch locations from the FDIC and assume the lease of another location. Management is currently negotiating the purchase price of the facilities and associated furniture and fixtures and equipment. In addition, the Bank has an option, exercisable for 60 days following the closing of the acquisition, to elect or reject any contracts that provided for the rendering of services by or to First Federal Bank.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values become available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase prices.

Note 2 – Basis of Presentation

Your Community Bank has determined that the acquisition constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required. Fair values were determined based on the requirements of ASC Topic 820, Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and Due from Banks

The carrying amount of these assets, adjusted for any cash items deemed uncollectible by management, is a reasonable estimate of fair value based on their short-term nature.

Interest-bearing Deposits in Other Financial Institutions

The balance in interest-bearing deposits in other financial institutions consists of short-term, transaction balances and certificates of deposit. The transaction balances were valued at their carrying amount due to their short-term nature. The certificates of deposit were valued utilizing two different methods: 1) For those certificates of deposit that were redeemed subsequent to the acquisition date but before their scheduled maturity, the redemption value was used to determine fair value and 2) For those certificates of deposit that were not redeemed, the fair value was determined based on a discounted cash flow methodology that considered the contractual cash flows due until maturity and the current market rate. The market rate was based on the current offering rates for certificates of deposit with the same term length.

Investment Securities and Federal Home Loan Bank Stock

The fair value of the investment security acquired was determined based on the fair value from the FDIC less the loss incurred on the sale subsequent to closing.

Federal Home Loan Bank stock was acquired at cost. It is not practicable to determine its fair value given the restrictions on its marketability.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting current market rates for new originations of comparable loans adjusted for the risk inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The loans were grouped for valuation according to their internal classification, loan type, and payment terms. There were 57 identified loans pools with applied discounts ranging from 3.50% to 9.00% and a weighted average rate of 4.90%.

Certain loans that were deemed to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral. Information obtained subsequent to April 19, 2013 through July 2, 2013 was considered in forming estimates of cash flows and collateral values. In determining the underlying collateral values, the Company reviewed appraisals which utilized both the sales comparison and income based approaches and applied a discount based on the factors described above. For appraisals utilizing the sales comparison approach, the Company applied discounts ranging from 20.00% to 40.00% with a weighted average discount of 26.10%. For appraisals utilizing the income capitalization approach, the Company applied discounts of 20.00% to 50.00% with a weighted average discount of 32.14%.

Core Deposit Intangible

This intangible asset represents the value of the relationships that First Federal Bank had with their deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to type of deposit, deposit retention, cost of the deposit base, and net maintenance cost attributable to customer deposits. The discount rate utilized in determining the value of the core deposit intangible asset was 14.00%.

Other Real Estate

Other real estate is presented at fair value, the estimated present value that management expects to receive when the property is sold, net of related costs to sell. These estimates were based on the most recently available real estate appraisals, with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the property. Information obtained subsequent to April 19, 2013 through July 2, 2013 was considered in forming the estimates of the fair value of the other real estate acquired. There were no sales of other real estate subsequent to April 19, 2013 through July 2, 2013.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition, equal the amount payable on demand at the reporting date. The fair values for time deposits were estimated at their carrying value. The Bank was able to reset the interest rates on all outstanding time deposits to its current offering rates per the terms of its acquisition from the FDIC. Management concluded the Bank’s current offering rates on time deposits were a close approximation of current market rates.

Federal Home Loan Bank Advances

The FHLB advances were recorded at their estimated fair values derived using the prepayment penalty incurred by the Bank upon the repayment subsequent to closing.

Note 3 – Net Assets Acquired

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the April 19, 2013 acquisition date. The application of the acquisition method of accounting resulted in the recognition of a pre-tax bargain purchase gain of $1.9 million. A summary of the net assets acquired from the FDIC and the estimated fair value adjustments resulting in the bargain purchase gain are as follows:

April 19, 2013
(In thousands)
First Federal Bank’s net liabilities assumed per the purchase and assumption agreement	$(9,063)
Contractual discount	(5,850)
Net receivable from the FDIC	$(14,913)
Fair Value Adjustments:
Interest bearing deposits in other financial institutions	$(5)
Securities available for sale	(2)
Loans	(4,186)
Core deposit intangible	668
Foreclosed assets	-
Federal Home Loan Bank advances	(223)
Other liabilities	(223)
Total fair value adjustments	(3,971)

Discount from FDIC	5,850
Bargain purchase gain, pre-tax	$1,879

Note 4 – Investment and Other Securities

The Bank acquired one U.S. Government agency investment security in the First Federal acquisition with an estimated fair value of $1.0 million. In addition, the Bank acquired $4.0 million in FHLB stock. The investment security was pledged to the FHLB as collateral for its advances. Subsequent to the acquisition, the investment security was sold which resulted in a loss on sale of $2,000. The net proceeds received from the sale was used as the investment security’s fair value at acquisition.

Note 5 – Acquired Loans

The composition of acquired loans at fair value at April 19, 2013 is as follows:

	Contractual Amount	Fair Value Adjustments	Fair Value
	(In thousands)
Commercial	$2,885	$(102)	$2,783
Construction	430	(52)	378
Commercial real estate	15,684	(1,518)	14,166
Residential real estate	48,733	(2,513)	46,220
Consumer	49	(1)	48
Fair value of loans acquired	$67,781	$(4,186)	$63,595

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting current market rates for new originations of comparable loans adjusted for the risk inherent in the cash flow estimates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.

Certain loans that were deemed to be collateral dependent were valued based on the fair value of the underlying collateral. These estimates were based on the most recently available real estate appraisals with certain adjustments made based on the type of property, age of appraisal, current status of the property and other related factors to estimate the current value of the collateral.

Loans purchased in the First Federal acquisition are accounted for using one of two following accounting standards:

•	ASC Topic 310-20 is used to value loans that have not demonstrated post origination credit quality deterioration and the acquirer expects to collect all contractually required payments from the borrower. For these loans, the difference between the fair value of the loan at acquisition and the amortized cost of the loan would be amortized or accreted into income using the interest method.
•	ASC Topic 310-30 is used to value loans with post origination credit quality deterioration. For these loans, it is probable the acquirer will be unable to collect all contractually required payments from the borrower. Under ASC 310-30, the expected cash flows that exceed the initial investment in the loan (fair value) represent the “accretable yield” which is recognized as interest income on a level-yield basis over the life of the loan.

The following table presents purchased loans included within the scope of ASC Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, (“ASC Topic 310-30”) at the acquisition date, or pools of loans where the fair value discount is attributable, at least in part, to discount adjustments related to credit factors. As these loans have been recorded at fair value, there is no allowance for loan losses associated with any of the loans at April 19, 2013.

	ASC 310-20 Loans	ASC 310-30 Loans	Total Loans
	(In thousands)
Contractually-required principal	$49,840	$17,941	$67,781
Non-accretable difference	-	(2,603)	(2,603)
Cash flows expected to be collected	49,840	15,338	65,178
Accretable yield	(480)	(1,103)	(1,583)
Fair value of loans	$49,360	$14,235	$63,595

Note 6 – Core Deposit Intangible

The accompanying statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $668,000 at April 19, 2013. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life of six years. Estimated amortization expense for the remainder of 2013 and the five subsequent years thereafter is $90,000, $130,000, $123,000, $114,000, $103,000, and $85,000, respectively. The bank will review the valuation of this intangible asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the bank will record the impairment as an expense in its consolidated statement of income.

Note 7 – Deposits

Deposits assumed are composed of the following at acquisition date:

April 19, 2013
(In thousands)
Non-interest bearing demand	$5,846
Interest-bearing NOW	10,784
Savings	7,688
Money Market	11,677
Time deposits	51,030
Total	$87,025

The aggregate amount of time deposits in denominations of $100,000 or more at April 19, 2013 was $21.0 million. At April 19, 2013, the scheduled maturities of total time deposits were as follows:

April 19, 2013
(In thousands)
2013	$20,815
2014	13,122
2015	8,676
2016	5,153
2017	2,674
Thereafter	590
Total	$51,030

As permitted by the FDIC, the Bank had the option to re-price the acquired deposit portfolios to current market rates within seven days of the acquisition date. For this reason, there was no difference between the carrying value of the deposits assumed from First Federal and their fair value. In addition, depositors had the option to withdraw funds without penalty. The Bank chose to re-price all of the acquired interest-bearing deposits. This re-pricing triggered deposit run-off subsequent to the acquisition date that was anticipated by management. As of June 28, 2013, deposit balances at First Federal Bank had declined by approximately $37.1 million to $49.9 million.

Note 8 – FHLB Advances

As of the acquisition date, there were FHLB advances with contractual balances outstanding of $4.2 million, recorded at an estimated fair value of $4.4 million. The FHLB borrowings were secured by a blanket lien on eligible loans plus securities. The advances were recorded at their estimated fair value which was derived using the prepayment penalty incurred upon the repayment immediately subsequent to the acquisition date.